EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 13, 2004, accompanying the consolidated financial statements and schedules of Horizon Medical Products, Inc. and subsidiaries contained in the Post-Effective Amendment No. 1 on Form S-3 to Form S-4 Registration Statement. We consent to the use of the aforementioned reports in the Post-Effective Amendment No. 1 on Form S-3 to Form S-4 Registration Statement, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton, LLP Grant Thornton, LLP
Atlanta, Georgia August 6, 2004